Exhibit 99.1

Oaktree Strategic Income Corporation Announces Fourth Fiscal Quarter 2017 Financial Results

LOS ANGELES, CA. December 1, 2017—Oaktree Strategic Income Corporation (formerly known as Fifth Street Senior Floating Rate Corp. through October 17, 2017) (NASDAQ: OCSI) (“Oaktree Strategic Income” or the “Company”), a specialty finance company, today announced its unaudited financial results for the fourth fiscal quarter ended September 30, 2017.

Fourth Fiscal Quarter 2017 Highlights

•	Net investment income of $5.5 million, or $0.19 per share;

•	Net asset value per share as of September 30, 2017 of $9.97;

•	Originated $108.7 million of new investment commitments and received $71.3 million in connection with full repayments and exits of investments; and

•	On August 7, 2017, the Company’s Board of Directors declared a fourth quarter dividend of $0.19 per share, payable on December 29, 2017 to stockholders of record on December 15, 2017.

Recent Developments

•	On October 17, 2017, Oaktree Capital Management, L.P. was appointed as the investment adviser of the Company and Edgar Lee was appointed Chief Executive Officer. Other members of the executive leadership team include Matt Pendo, Chief Operating Officer, Mel Carlisle, Chief Financial Officer, and Kim Larin, Chief Compliance Officer.

Management Commentary

“We are very excited to be managing Oaktree Strategic Income,” said Edgar Lee, Chief Executive Officer of Oaktree Strategic Income. “The vast majority of the portfolio is invested in senior secured loans to established middle-market companies that are performing well. We have begun making new investments and over time, we intend to increase our exposure to larger, more liquid first lien loans in both the broadly syndicated and private placement markets. We believe the Oaktree platform and our ability to co-invest alongside other Oaktree funds positions us well to deliver stable income and attractive returns to our stockholders over time.”

Portfolio and Investment Activity

As of September 30, 2017, the fair value of the investment portfolio was $560.4 million and total assets were $608.7 million. The investment portfolio consisted of investments in 67 companies and also included the Company’s investment in FSFR Glick JV LLC (“Glick JV”).

At fair value, 89.5% of the Company’s portfolio as of September 30, 2017 consisted of senior secured floating-rate debt investments, including 84.9% of first lien loans and 4.6% of second lien loans; 10.3% consisted of a subordinated note in Glick JV; and 0.2% in equity investments in other portfolio companies.

As of September 30, 2017, Glick JV had $126.7 million in assets, including senior secured loans to 23 portfolio companies. The joint venture generated income of $1.2 million for Oaktree Strategic Income during the fourth quarter.

The weighted average yield on the Company’s debt investments as of September 30, 2017, including the return on our subordinated note investment in Glick JV, was 7.5%, including 7.3% representing cash payments.

During the quarter ended September 30, 2017, the Company originated $108.7 million of investment commitments in 10 new and seven existing portfolio companies and funded $108.4 million across new and existing portfolio companies.

During the quarter, the Company received $71.3 million in connection with the full repayments and exits of eight of its investments, and an additional $23.2 million in connection with other paydowns and sales of investments.

Results of Operations

Total investment income for the quarter ended September 30, 2017 was $11.8 million, including $10.9 million of cash interest income from portfolio investments.

Net expenses for the quarter ended September 30, 2017 were $6.3 million. Net expenses increased slightly from $6.2 million in the quarter ended June 30, 2017.

Net unrealized depreciation on the investment portfolio for the quarter was $20.0 million, which was primarily due to significant write-downs on a number of the Company’s portfolio companies, including $10.3 million on one of the Company’s investments.

Liquidity and Capital Resources

As of September 30, 2017, the Company had $43.0 million of cash and cash equivalents, total principal value of debt outstanding of $263.0 million, and $67.0 million of undrawn capacity on its credit facilities, subject to borrowing base and other limitations. The weighted average interest rate on debt outstanding was 3.26% as of September 30, 2017.

As of September 30, 2017, the Company’s total leverage ratio was 0.90x debt-to-equity.

Dividend Declaration

On August 7, 2017, the Company’s Board of Directors declared a fourth quarter dividend of $0.19 per share, payable on December 29, 2017 to stockholders of record on December 15, 2017.

Dividends are paid primarily from distributable (taxable) income. To the extent taxable earnings for a fiscal taxable year fall below the total amount of distributions for that fiscal year, a portion of those distributions may be deemed a return of capital to the Company’s stockholders.

Portfolio Asset Quality

As of September 30, 2017, there were three investments on which the Company had stopped accruing cash and/or PIK interest or original issue discount (“OID”) income that, in the aggregate, represented 5.6% of the debt portfolio at cost and 1.1% at fair value.

($ in thousands)
Non-Accrual - Debt Investments	As of September 30, 2017	As of June 30, 2017
Non-Accrual Investments at Fair Value	$6,293	$7,922
Non-Accrual Investments/Total Investments at Fair Value	1.1%	1.4%

Oaktree Strategic Income Corporation

Consolidated Statements of Assets and Liabilities

	September 30, 2017	June 30, 2017	September 30, 2016
ASSETS
Investments at fair value:
Control investments (cost September 30, 2017: $71,340,632; cost June 30, 2017: $71,117,506; cost September 30, 2016: $71,117,506)	$57,606,674	$61,614,406	$63,316,667
Affiliate investments (cost September 30, 2017: $17,479,053; cost June 30, 2017: $18,006,812; cost September 30, 2016: $15,953,798)	935,913	11,778,272	13,006,458
Non-control/Non-affiliate investments (cost September 30, 2017: $516,270,639; cost June 30, 2017: $500,706,398; cost September 30, 2016: $513,397,659)	501,894,073	491,785,575	497,281,256

Total investments at fair value (cost September 30, 2017: $605,090,324; cost June 30, 2017: $589,830,716; cost September 30, 2016: $600,468,963)	560,436,660	565,178,253	573,604,381
Cash and cash equivalents	35,604,127	19,258,982	19,778,841
Restricted cash	7,408,260	7,651,878	9,036,838
Interest, dividends and fees receivable	3,014,075	2,883,409	4,579,935
Due from portfolio companies	286,260	305,501	336,429
Receivables from unsettled transactions	505,000	846,065	12,869,092
Deferred financing costs	1,222,933	1,348,806	2,063,133
Other assets	185,336	344,196	148,492

Total assets	$608,662,651	$597,817,090	$622,417,141

LIABILITIES AND NET ASSETS
Liabilities:
Accounts payable, accrued expenses and other liabilities	$482,877	$466,921	$1,246,286
Base management fee and incentive fee payable	2,236,187	2,163,704	2,987,721
Due to FSC CT	450,517	427,646	402,073
Interest payable	1,996,171	1,946,228	1,798,653
Payables from unsettled transactions	49,029,789	12,831,700	—
Amounts payable to syndication partners	—	—	18,750
Director fees payable	98,008	122,450	236,275
Credit facilities payable	82,956,800	86,656,800	107,426,800
Notes payable (net of $2,224,132, $2,296,658 and $2,514,236 of unamortized financing costs as of September 30, 2017, June 30, 2017 and September 30, 2016, respectively)	177,775,868	179,503,342	177,485,764
Secured borrowings at fair value (proceeds September 30, 2016: $5,000,000)	—	—	4,985,425

Total liabilities	315,026,217	284,118,791	296,587,747
Commitments and contingencies
Net assets:
Common stock, $0.01 par value, 150,000,000 shares authorized; 29,466,768 shares issued and outstanding at September 30, 2017, June 30, 2017 and September 30, 2016	294,668	294,668	294,668
Additional paid-in-capital	373,995,934	373,995,934	373,995,934
Net unrealized depreciation on investments and secured borrowings	(44,653,664)	(24,652,463)	(26,850,007)
Net realized loss on investments	(24,354,622)	(24,371,682)	(10,969,707)
Accumulated overdistributed net investment income	(11,645,882)	(11,568,158)	(10,641,494)

Total net assets (equivalent to $9.97, $10.65 and $11.06 per common share at September 30, 2017, June 30, 2017 and September 30, 2016, respectively)	293,636,434	313,698,299	325,829,394

Total liabilities and net assets	$608,662,651	$597,817,090	$622,417,141

Oaktree Strategic Income Corporation

Consolidated Statements of Operations

	Three months ended September 30, 2017	Three months ended June 30, 2017	Three months ended September 30, 2016	Year ended September 30, 2017	Year ended September 30, 2016
Interest income:
Control investments	$1,290,389	$1,452,148	$1,383,409	$5,541,299	$5,065,350
Affiliate investments	—	130,217	97,191	331,804	182,194
Non-control/Non-affiliate investments	9,559,293	10,406,975	10,736,098	38,489,924	42,152,565
Interest on cash and cash equivalents	68,306	36,094	15,319	166,896	68,630

Total interest income	10,917,988	12,025,434	12,232,017	44,529,923	47,468,739

PIK interest income:
Control investments	223,125	—	—	223,125	—
Affiliate investments	—	63,551	48,595	164,331	91,097
Non-control/Non-affiliate investments	—	—	13,182	20,965	75,968

Total PIK interest income	223,125	63,551	61,777	408,421	167,065

Fee income:
Affiliate investments	—	3,351	3,148	9,647	6,296
Non-control/Non-affiliate investments	1,022,638	498,497	206,405	2,199,909	3,071,634

Total fee income	1,022,638	501,848	209,553	2,209,556	3,077,930

Dividend and other income:
Control investments	—	—	700,000	187,420	2,712,500
Allowance for control investments	(343,272)	(420,192)	—	(763,464)	—

Total dividend and other income	(343,272)	(420,192)	700,000	(576,044)	2,712,500

Total investment income	11,820,479	12,170,641	13,203,347	46,571,856	53,426,234

Expenses:
Base management fee	1,420,696	1,419,603	1,516,133	5,654,699	6,134,304
Part I incentive fee	815,491	1,143,101	1,477,820	3,236,320	5,211,729
Professional fees	543,226	280,008	664,247	1,515,536	4,193,532
Board of Directors fees	153,008	127,464	81,275	538,072	546,300
Interest expense	2,645,090	2,661,975	2,546,007	10,769,842	9,594,441
Administrator expense	205,152	127,533	98,269	661,170	504,299
General and administrative expenses	516,854	480,490	483,778	2,030,756	1,955,177

Total expenses	6,299,517	6,240,174	6,867,529	24,406,395	28,139,782
Base management fee waived	—	—	(6,232)	(6,232)	(6,232)
Insurance recoveries	—	—	—	(250,000)	—

Net expenses	6,299,517	6,240,174	6,861,297	24,150,163	28,133,550

Net investment income	5,520,962	5,930,467	6,342,050	22,421,693	25,292,684

Unrealized appreciation (depreciation) on investments:
Control investments	(4,230,858)	103,555	(214,065)	(5,933,119)	(5,979,787)
Affiliate investments	(10,314,600)	(1,633,615)	(566,607)	(13,595,800)	(2,947,340)
Non-control/Non-affiliate investments	(5,455,743)	(4,272,744)	2,426,107	1,739,837	(8,067,972)

Net unrealized appreciation (depreciation) on investments	(20,001,201)	(5,802,804)	1,645,435	(17,789,082)	(16,995,099)

Net unrealized (appreciation) depreciation on secured borrowings	—	—	14,575	(14,575)	14,575
Realized gain (loss) on investments and secured borrowings:
Non-control/Non-affiliate investments	17,060	11,535	590,889	(13,384,915)	(12,769,777)

Net realized gain (loss) on investments and secured borrowings	17,060	11,535	590,889	(13,384,915)	(12,769,777)

Net increase (decrease) in net assets resulting from operations	$(14,463,179)	$139,198	$8,592,949	$(8,766,879)	$(4,457,617)

Net investment income per common share — basic and diluted	$0.19	$0.20	$0.22	$0.76	$0.86
Earnings (loss) per common share — basic and diluted	$(0.49)	$—	$0.29	$(0.30)	$(0.15)
Weighted average common shares outstanding — basic and diluted	29,466,768	29,466,768	29,466,768	29,466,768	29,466,768
Distributions per common share	$0.19	$0.19	$0.225	$0.80	$0.90

Note: All interim financial results presented in this release are unaudited. Financial results for the year ended September 30, 2017 are subject to the completion of the Company’s annual audit.

Conference Call Information

Oaktree Strategic Income will host a conference call to discuss results for its fiscal quarter and year ended September 30, 2017 on December 1, 2017 at 1:00 p.m. Eastern Time / 10:00 a.m. Pacific Time. The conference call may be accessed by dialing (877) 507-4376 (U.S. callers) or +1 (412) 317-5239 (non-U.S. callers), participant password “Oaktree Strategic Income.” During the earnings conference call, Oaktree Strategic Income intends to refer to an investor presentation that will be available on the Investors section of the Oaktree Strategic Income website, www.oaktreestrategicincome.com. Alternatively, a live webcast of the conference call can be accessed through the Investors section of Oaktree Strategic Income website, www.oaktreestrategicincome.com.

For those individuals unable to listen to the live broadcast of the conference call, a replay will be available for 30 days on Oaktree Strategic Income’s website, or by dialing (877) 344-7529 (U.S. callers) or +1 (412) 317-0088 (non-U.S. callers), access code 10114279, beginning approximately one hour after the broadcast.

About Oaktree Strategic Income Corporation

Oaktree Strategic Income Corporation (NASDAQ:OCSI) is a specialty finance company dedicated to providing customized capital solutions for middle-market companies in both the syndicated and private placement markets. The Company seeks to generate a stable source of current income while minimizing the risk of principal loss and, to a lesser extent, capital appreciation by providing middle-market companies with primarily first lien secured debt financings that pay the Company interest at rates which are determined periodically on the basis of a floating interest rate. The Company is regulated as a business development company under the Investment Company Act of 1940, as amended. Oaktree Strategic Income is managed by Oaktree Capital Management, L.P. For additional information, please visit Oaktree Strategic Income’s website at www.oaktreestrategicincome.com

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward-looking statements may include statements as to: our future operating results and distribution projections; our business prospects and the prospects of our portfolio companies; and the impact of the investments that we expect to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in our annual report on Form 10-K. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment; risks associated with possible disruption in our operations or the economy generally due to terrorism or natural disasters; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities) and conditions in our operating areas, particularly with respect to business development companies or regulated investment companies; and other considerations that may be disclosed from time to time in our publicly disseminated documents and filings.

We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contacts

Investor Relations:

Oaktree Strategic Income Corporation

Michael Mosticchio

(212) 284-1900

ocsi-ir@oaktreecapital.com

Media Relations:

Financial Profiles, Inc.

Moira Conlon

(310) 478-2700

mediainquiries@oaktreecapital.com